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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                _______________


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    August 11, 2000
                                                   ----------------


                                   P-Com, Inc.
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               (Exact name of registrant as specified in charter)


         Delaware                    0-25356                     77-0289371
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(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)

3175 S. Winchester Boulevard, Campbell, California                95008
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(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code    (408) 866-3666
                                                      --------------


                                   None
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         (Former name or former address, if changed since last report.)
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Item 5.  Other Events.
         ------------

          On August 11, 2000, P-Com entered into a Common Stock PIPES Purchase Agreement with State of Wisconsin Investment Board (SWIB) calling for the sale to SWIB of 3,000,000 shares of newly issued, unregistered Common Stock for $6.11 per share in cash. P-Com agreed to give SWIB price protection for 90 days after the closing of the sale in the event of further stock issuances at lower prices, and also agreed to register the 3,000,000 shares with the SEC for resale. If P-Com does not, within 90 days after the closing of the sale, register the shares for resale, P-Com must pay cash penalties to SWIB.

          On August 14, 2000, SWIB purchased the 3,000,000 shares for $18,330,000 in cash, pursuant to the Purchase Agreement. The purchase increased SWIB's percentage ownership of P-Com's outstanding Common Stock from 14.2% to 17.4%.

          On August 14, 2000, P-Com Vice President and Chief Financial Officer Robert E. Collins resigned from P-Com in order to take a position as Chief Financial Officer of another substantial telecommunications company in the San Francisco bay area.

Item 7.  Financial Statement and Exhibits.
         --------------------------------

          1) Exhibit 10.80 - Common Stock PIPES Purchase Agreement, dated August 11, 2000, by and between P-Com and State of Wisconsin Investment Board.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           P-COM, INC.



DATE: August 16, 2000                      By:  /s/ George P. Roberts
                                                -------------------------------
                                                Name:  George P.Roberts
                                                Title:  Chief Executive Officer
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                                 EXHIBIT INDEX

Exhibit
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10.80     Common Stock PIPES Purchase Agreement, dated August 11, 2000, by and between P-Com and State of Wisconsin Investment Board.